Exhibit 99.1

Contact:	Investors
Mary T. Conway Conway Communications 1-781-772-1679 marytconway@comcast.net

SEACHANGE INTERNATIONAL REPORTS

FIRST QUARTER FISCAL 2019 RESULTS

ACTON, Mass. (June 6, 2018) –SeaChange International, Inc. (NASDAQ: SEAC) today reported first quarter fiscal 2019 revenue of $14.9 million and a U.S. GAAP loss from operations of $5.1 million, or $0.15 per basic share, compared to first quarter fiscal 2018 revenue of $16.7 million and U.S. GAAP loss from operations of $5.5 million, or $0.16 per basic share.

The Company’s U.S. GAAP first quarter fiscal 2019 results included non-GAAP charges of $1.3 million, which consisted primarily of stock-based compensation of $0.9 million and amortization of intangible assets from prior acquisitions of $0.4 million, while first quarter fiscal 2018 results included non-GAAP charges of $3.8 million, which consisted primarily of severance and other restructuring costs of $2.1 million, stock-based compensation of $0.9 million, amortization of intangible assets from prior acquisitions of $0.6 million and a provision for loss contract of $0.2 million. The non-GAAP loss from operations in the first quarter of fiscal 2019 was $3.8 million, or $0.11 per basic share, compared to the first quarter of fiscal 2018 non-GAAP loss from operations of $1.7 million, or $0.05 per basic share.

Ed Terino, Chief Executive Officer, SeaChange, said, “In the first quarter of 2019, we delivered solid results at the higher end of our guidance for both the top and bottom line, and are affirming our outlook for the full fiscal year. Our partner program, focused on both channel and technology partners, is generating increased opportunities, as we strengthen our pipeline in new market segments and geographies. As a result, we are seeing greater revenue potential in Latin and South America, and Asia Pacific.”

Terino continued, “Just last week, we launched several major new product initiatives designed to drive revenue growth for fiscal 2019 and beyond. These products include our new solutions portfolio, called cFlow™, which equips video providers with a comprehensive set of workflow, meta-data, merchandizing, monetization, and viewer experience management tools for creating personalized viewing or ‘indivisual™’ experiences. cFlow creates an easily deployable “video personalization pipeline” that can increase viewer engagement and monetization, helping our partners navigate the industry-wide march towards personalization and positioning SeaChange for continued market leadership and growth. We also launched PanoramiC™, a powerful, cloud-based end-to-end solution that is a pre-integrated combination of cFlow elements with best-of-breed components from partners to create a complete OTT platform, and have been thrilled with the early customer and partner response.”

Peter Faubert, Chief Financial Officer, SeaChange, said, “Our financial results in the first quarter of fiscal 2019 establish a platform that we can leverage as we generate higher revenues in the remainder of the year. As expected, we incurred consulting costs during the quarter related to one-time projects including adoption of new revenue recognition standards ASC 606. We are confident that with these costs behind us, operating expenses will be more normalized in the back half of this fiscal year, enabling us to resume operating profitability.”

Faubert added, “We continue to successfully manage working capital, and our guidance for the year remains unchanged.”

SeaChange ended the first quarter of fiscal 2019 with cash, cash equivalents, restricted cash and marketable securities of $49.1 million, and no debt outstanding.

New Accounting Standard Impact

As of February 1, 2018, SeaChange adopted Accounting Standards Codification No. (“ASC”) 606, “Revenue from Contracts with Customers, which affects the accounting for revenue. The company adopted ASC 606 using the modified retrospective transition method, under which the prior periods presented have not been recast to reflect adoption of the new standard. This standard is not expected to have a material impact on the Company’s results of operations and financial condition.

Outlook

SeaChange anticipates second quarter fiscal 2019 revenue to be in the range of $17 million to $19 million, U.S. GAAP operating results to be in the range of a loss from operations of $0.08 per basic share to $0.04 per basic share, and non-GAAP operating loss to be in the range of $0.04 to $0.00 per basic share. For the full fiscal year 2019, the company continues to expect revenue in the range of $80 million to $90 million, U.S. GAAP operating results in the range of a loss from operations of $0.06 per basic share to operating income of $0.09 per fully diluted share and non-GAAP operating income in the range of $0.10 to $0.25 per fully diluted share.

These GAAP estimates are subject to a number of variables that are outside of management’s control, including the size of restructuring expenses, which are influenced by the timing of certain non-U.S. restructuring activities, and stock price fluctuations.

Conference Call

The Company will host a conference call to discuss its first quarter fiscal 2019 results at 5:00 p.m. ET today, Wednesday, June 6, 2018. The call may be accessed by dialing 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. The webcast replay will be archived on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

For 25 years, SeaChange (Nasdaq: SEAC) has pioneered solutions to help video providers around the world manage and monetize their content. As the video industry rapidly evolves to meet the “anytime, anywhere” demands of today’s viewers, SeaChange’s comprehensive content, business, advertising, and experience management solutions provide a mature, network-agnostic, cloud-enabled platform of scalable core capabilities that video service providers, broadcasters, content owners and brand advertisers need to create the personalized, indivisual™ experiences that drive viewer engagement and monetization. For more information, please visit www.seachange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including regarding anticipated revenue, income from operations, cost savings and other financial matters, are neither promises nor guarantees and may constitute “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include words such as “may,” “might,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “seeks,” “intends,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Numerous factors could cause actual future results to differ materially from current expectations expressed or implied by such forward-looking statements, including, without limitation, the following: the continued spending by the Company’s customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the success of our efforts to introduce SaaS-based multiscreen service offerings; the Company’s ability to successfully introduce new products or enhancements to existing products; the manner in which the multiscreen video and OTT markets develop; the Company’s transition to being a company that primarily provides software solutions; the Company’s ability to compete in the marketplace; any failure by the Company to respond to changing technology; measures taken to address the variability in the market for our products and services; the loss of or reduction in demand, or the return of product, by one of the Company’s large customers or the failure of revenue acceptance criteria in a given fiscal quarter; consolidation in the markets the Company serves; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of restructuring programs; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation relating to the Company’s intellectual property; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to realize the benefits of completed or future acquisitions; the impact of acquisitions, divestitures or investments made by the Company; the Company’s ability to raise additional funds through capital markets on favorable terms and in a timely manner; the Company’s ability to access sufficient funding to finance desired growth and operations; the performance of the companies in which the Company has made equity investments; any impairment of the Company’s assets; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject; possible adjustments to estimates resulting from the new tax legislation; any breach of the Company’s security measures and customer data or our data being obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; disruptions to the Company’s information technology systems; uncertainties of regulation of Internet and data traveling over the Internet; the volatility of our stock; actions that may be taken by significant stockholders; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; change in accounting standards; any weakness in the Company’s internal controls over financial reporting; the Company’s use of estimates in accounting for the Company’s contracts; the performance of the Company’s third-party vendors; the Company’s entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; terrorist acts, conflicts, wars and geopolitical uncertainties; and the Company’s Delaware anti-takeover provisions. These risks and other risk factors that could cause actual results to differ from those anticipated are detailed in various publicly available documents filed by the Company from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2018. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers not to rely on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange International, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited amounts in thousands)

	April 30, 2018	January 31, 2018
Assets
Cash and cash equivalents	$38,856	$43,652
Restricted cash	—	9
Marketable securities	10,239	8,440
Accounts and other receivables, net	11,849	22,537
Unbilled receivables	6,341	3,101
Inventories, net	745	666
Prepaid expenses and other current assets	3,265	3,557
Property and equipment, net	9,174	9,471
Goodwill and intangible assets, net	26,206	26,882
Other assets	736	1,015

Total assets	$107,411	$119,330

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$10,766	$17,810
Deferred revenues	11,282	14,433
Deferred tax liabilities and income taxes payable	1,331	1,367

Total liabilities	23,379	33,610

Total stockholders’ equity	84,032	85,720

Total liabilities and stockholders’ equity	$107,411	$119,330

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended April 30,
	2018	2017
Revenues:
Products	$3,091	$2,749
Services	11,844	13,918

Total revenues	14,935	16,667

Cost of revenues:
Products	319	554
Services	5,531	5,980
Amortization of intangible assets	178	254
Stock-based compensation expense	1	2

Total cost of revenues	6,029	6,790

Gross profit	8,906	9,877

Operating expenses:
Research and development	5,484	5,378
Selling and marketing	3,386	2,937
General and administrative	3,994	3,643
Amortization of intangible assets	226	344
Stock-based compensation expense	878	875
Professional fees - other	—	21
Severance and other restructuring costs	54	2,147

Total operating expenses	14,022	15,345

Loss from operations	(5,116)	(5,468)
Other (expenses) income, net	(849)	366

Loss before income taxes	(5,965)	(5,102)
Income tax (benefit) provision	(494)	269

Net loss	$(5,471)	$(5,371)

Net loss per share:
Basic	$(0.15)	$(0.15)

Diluted	$(0.15)	$(0.15)

Weighted average common shares outstanding:
Basic	35,608	35,309

Diluted	35,608	35,309

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Three Months Ended April 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(5,471)	$(5,371)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	383	620
Amortization of intangible assets	404	598
Stock-based compensation expense	879	877
Deferred income taxes	—	388
Other non-cash reconciling items, net	(7)	81
Changes in operating assets and liabilities, excluding impact of acquisition:
Accounts receivable	10,449	10,869
Unbilled receivables	(3,571)	(630)
Inventories	(80)	154
Prepaid expenses and other assets	224	403
Accounts payable	(576)	(1,717)
Accrued expenses	(6,139)	(3,865)
Deferred revenues	(2,778)	(3,310)
Other operating activities	2,356	(14)

Total cash used in operating activities	(3,927)	(917)

Cash flows from investing activities:
Purchases of property and equipment	(113)	(196)
Purchases of marketable securities	(3,830)	—
Proceeds from sale and maturity of marketable securities	2,009	—
Other investing activities	—	119

Total used in investing activities	(1,934)	(77)

Cash flows from financing activities:
Proceeds from issuance of common stock	38	26
Payments of withholding tax on RSU vesting	(10)	(9)

Total cash provided by financing activities	28	17

Effect of exchange rate changes on cash	1,028	(584)

Net decrease in cash and cash equivalents	(4,805)	(1,561)

Cash and cash equivalents, beginning of period	43,661	28,411

Cash and cash equivalents, end of period	$38,856	$26,850

Non-GAAP Measures

We define non-GAAP loss from operations as U.S. GAAP operating loss plus stock-based compensation expenses, amortization of intangible assets, provision for loss contract, non-operating professional fees and severance and other restructuring costs. We discuss non-GAAP loss from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP operating loss from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP loss from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP loss from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP loss from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP loss from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community in seeing SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Provision for Loss Contract. We entered a fixed-price customer contract on a multi-year arrangement, which included multiple vendors. As the system integrator on the project, we are subject to any cost overruns or increases with these vendors resulting in delays of acceptance by our customer. Delays of customer acceptance on this project result in incremental expenditures and require us to recognize a loss on this project in the period the determination is made. As a result, we recorded an estimated charge of $9.2 million in fiscal 2016. Subsequently, because of changes in the scope of the project and negotiations with the fixed-price customer, we recorded adjustments since fiscal 2016 totaling $4.7 million to reduce this estimated loss. We believe that the exclusion of this line item amount, which is recorded in cost of revenues – services, allows a comparison of operating results that would otherwise impair comparability between periods.

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues and operating expenses. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

Professional Fees - Other. We have excluded the effect of legal and other professional costs associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are considered significant non-operating expenses.

Severance and Other Restructuring Costs. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

The following table includes the reconciliations of our U.S. GAAP loss from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP loss from operations for the three months ended April 30, 2018 and 2017 (amounts in thousands, except per share and percentage data):

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share data and percentages)

	Three Months Ended April 30, 2018			Three Months Ended April 30, 2017
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$3,091	$—	$3,091	$2,749	$—	$2,749
Services	11,844	—	11,844	13,918	—	13,918

Total revenues	14,935	—	14,935	16,667	—	16,667

Cost of revenues:
Products	319	—	319	554	—	554
Services	5,531	—	5,531	5,980	(173)	5,807
Amortization of intangible assets	178	(178)	—	254	(254)	—
Stock-based compensation	1	(1)	—	2	(2)	—

Total cost of revenues	6,029	(179)	5,850	6,790	(429)	6,361

Gross profit	8,906	179	9,085	9,877	429	10,306

Gross profit percentage	59.6%	1.2%	60.8%	59.3%	2.6%	61.9%
Operating expenses:
Research and development	5,484	—	5,484	5,378	—	5,378
Selling and marketing	3,386	—	3,386	2,937	—	2,937
General and administrative	3,994	—	3,994	3,643	—	3,643
Amortization of intangible assets	226	(226)	—	344	(344)	—
Stock-based compensation expense	878	(878)	—	875	(875)	—
Professional fees - other	—	—	—	21	(21)	—
Severance and other restructuring costs	54	(54)	—	2,147	(2,147)	—

Total operating expenses	14,022	(1,158)	12,864	15,345	(3,387)	11,958

(Loss) income from operations	$(5,116)	$1,337	$(3,779)	$(5,468)	$3,816	$(1,652)

(Loss) income from operations percentage	(34.3%)	9.0%	(25.3%)	(32.8%)	22.9%	(9.9%)
Weighted average common shares outstanding:
Basic	35,608	35,608	35,608	35,309	35,309	35,309

Diluted	35,608	36,203	35,608	35,309	35,410	35,309

Non-GAAP operating (loss) income per share:
Basic	$(0.15)	$0.04	$(0.11)	$(0.16)	$0.11	$(0.05)

Diluted	$(0.15)	$0.04	$(0.11)	$(0.16)	$0.11	$(0.05)

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Gross Margins

(Unaudited, amounts in thousands, except per share data and percentages)

	Three Months Ended			Three Months Ended
	April 30, 2018			April 30, 2017
	Total	Product	Service	Total	Product	Service
Revenue	$14,935	$3,091	$11,844	$16,667	$2,749	$13,918
GAAP Gross Profit	$8,906	$2,765	$6,141	$9,877	$2,169	$7,708
Exclude Provision for Loss Contract	—	—	—	173	—	173
Exclude amortization of intangible assets	178	7	171	254	26	228
Exclude stock based compensation	1	—	1	2	—	2

Non-GAAP Gross Profit	$9,085	$2,772	$6,313	$10,306	$2,195	$8,111

Non-GAAP Gross Profit, %	60.8%	89.7%	53.3%	61.9%	79.8%	58.3%

The following table reconciles the Company’s forecasted U.S. GAAP operating (loss) income per share to the Company’s forecasted non-GAAP operating income per share for the Company’s second fiscal quarter and full fiscal 2019:

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Guidance

(Unaudited, amounts in thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	July 31, 2018			January 31, 2019
GAAP revenue guidance	$17,000	to	$19,000	$80,000	to	$90,000
GAAP (loss) income from operations per basic or diluted share	$(0.08)		$(0.04)	$(0.06)		$0.09
Exclude stock compensation expense	0.02		0.02	0.08		0.08
Exclude amortization of intangible assets	0.02		0.02	0.08		0.08

Non-GAAP (loss) income from operations per basic or diluted share	$(0.04)		$0.00	$0.10		$0.25

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended
	April 30,
	2018	2017
Product Revenues:
Video Platform	$2,815	$1,848
Advertising	—	—
User Experience	17	118
Hardware	259	684
Third-party Products	—	99

Total Product Revenues	3,091	2,749

Service Revenues:
Maintenance and Support	7,222	8,264
SaaS	130	1,394
Professional Services - Video Platform	4,371	4,182
User Experience	121	78

Total Service Revenues	11,844	13,918

Total Revenues	$14,935	$16,667